EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51434) of News Corporation pertaining to the Investment Plan for Former Christ-Craft/UTV Employees of our report dated June 19, 2006, with respect to the financial statements and schedule of the Investment Plan for Former Chris-Craft/UTV Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Los Angeles, California

June 23, 2006